Exhibit 99.1

OPES Acquisition Corp. Reschedules Annual Meeting of Stockholders to 10:00 A.M. ET on Friday, August 7th

North Palm Beach, FL — August 4, 2020 — OPES Acquisition Corp. (NASDAQ: OPES, OPESW) (the “Company) is announcing that, due to technical issues on the teleconference today, it has rescheduled its Annual Meeting of the Stockholders (the “Annual Meeting) to Friday, August 7th at 10:00 a.m. Eastern time. The new dial-in information for the teleconference is as follows:

Toll-free dial-in number: 1-833-962-1457

International dial-in number: 1-956-394-3594

Conference ID: 7632867

The Annual Meeting is being held for the following purposes:

(1)	To elect James Anderson to serve on the Board of Directors of the Company as a Class A director until the 2023 annual meeting of stockholders of the Company or until his successor is duly appointed and qualified; and

(2)	To transact any other business as may properly be presented at the Annual Meeting or any adjournment thereof.

The definitive proxy statement containing detailed information concerning the election of the director was filed with the U.S. Securities and Exchange Commission on July 2, 2020.

About OPES Acquisition Corp.

OPES Acquisition Corp. (NASDAQ: OPES, OPESW) is a special purpose acquisition company headquartered in Miami and organized for the purpose of effecting a merger, asset acquisition, stock purchase or other similar business combination with one or more businesses or entities. For more information, please visit www.opesacquisitioncorp.com.

Disclaimer

OPES Acquisition Corp. (“OPES” or the “Company”) and BurgerFi International, LLC (“BurgerFi”), and their respective directors, executive officers, members and employees and other persons, may be deemed to be participants in the solicitation of proxies from the holders of OPES common stock in respect of the current solicitation of OPES’s stockholders with respect to the proposed transaction between OPES and BurgerFi (the “Business Combination”). Information about OPES’s directors and executive officers and their ownership of OPES’s common stock is set forth in OPES’s Annual Report on Form 10-K, dated March 30, 2020 and the definitive proxy statement on Schedule 14A dated July 2, 2020, filed with the Securities and Exchange Commission (the “SEC”), as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed transaction when it becomes available. Updated information will be provided in the proxy statement to be filed in connection with the Business Combination.

OPES will mail a proxy statement to stockholders relating to the Business Combination. Investors and security holders of OPES are urged to read these materials (including any amendments or supplements thereto) and any other relevant documents in connection with the business combination that OPES will file with the SEC when they become available because they will contain important information about OPES, BurgerFi, and the business combination. The proxy statement and other relevant materials in connection with the Business Combination, and any other documents filed by OPES with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by writing to OPES at: 4218 NE 2nd Avenue, Miami, FL 33137. This press release shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements:

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including the identification of a target business and potential business combination or other such transaction, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the annual report on Form 10-K filed by OPES on March 30, 2020. Important factors, among others, that may affect actual results or outcomes include: the inability to complete the proposed transaction; the inability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, the amount of cash available following any redemptions by OPES stockholders; the ability to meet Nasdaq’s listing standards following the consummation of the proposed transaction; and costs related to the proposed transaction. Important factors that could cause the combined company’s actual results or outcomes to differ materially from those discussed in the forward-looking statements include: BurgerFi’s limited operating history; BurgerFi’s ability to manage growth; BurgerFi’s ability to execute its business plan; BurgerFi’s estimates of the size of the markets for its products; the rate and degree of market acceptance of BurgerFi’s products; BurgerFi’s ability to identify and integrate acquisitions; potential litigation involving OPES or BurgerFi or the validity or enforceability of BurgerFi’s intellectual property; general economic and market conditions impacting demand for BurgerFi’s products and services; and such other risks and uncertainties as are discussed in the OPES annual report on Form 10-K filed with the SEC on March 30, 2020 and the proxy statement to be filed relating to the business combination. Other factors include the possibility that the proposed business combination does not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions.

OPES expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach

(949) 574-3860

OPES@GatewayIR.com

Company Contacts:

OPES

Ashley Spitz, ashley@opesacquisitioncorp.com